EXHIBIT 10.47

Peter E. Fleming, III
General Counsel
1854 Shackleford Ct., Ste. 200
Norcross, GA 30093

April 30, 2007

Ms. Casey Handal
Manager, Automation & Technology Development
Walgreen Co.
200 Wilmot Road
Pharmacy Technology Services, M. S. #3211
Deerfield, Illinois 60015

Dear Ms. Handal,

        Walgreen Co. (“Walgreen” or “you”) and ProxyMed, Inc. d/b/a Medavant Healthcare Solutions (“ProxyMed”, “we” or “our”) are parties to that certain Purchase Agreement, as amended, dated as of June 27, 1997 (the “Agreement”), a copy of which is attached hereto. We plan to enter into a transaction with SureScripts, LLC (the “SureScripts Transaction”), which is scheduled to close on Monday, April 30, 2007. It is a condition precedent to the closing of the SureScripts Transaction that we take action to terminate certain provisions of the Purchase Agreement including, but not limited to, the obligation to pay Walgreen a $10,000,000 penalty set forth in Section 1.5 of the Agreement and any other obligation of ProxyMed to make any further payments Walgreen for any reason, as well as any provision that purports to obligate a successor in interest of ProxyMed to make any such payments.

        To facilitate the SureScripts Transaction and assist us in fulfilling the conditions of our agreement with SureScripts, you have agreed to terminate the Purchase Agreement, specifically including the provisions described above. Therefore, upon the closing of the SureScripts Transaction, the parties hereto agree that the Purchase Agreement shall be terminated, its terms will be of no further force or effect, and neither party shall have any other or further liability to the other under the Agreement.

        Please indicate your agreement with the foregoing by signing below and returning a copy of the signed document to MedAvant at the address set forth above.

Regards,

/s/ Peter E. Fleming, III
Name:	Peter E. Fleming, III
Title:	General Counsel

Acknowledged and Agreed to by:

Walgreen Co.

By:	/s/ R. Bruce Bryant
Name:	R. Bruce Bryant
Title:	Senior Vice President Drug Store Operations